EXHIBIT 99.1

Press Release	Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL THIRD QUARTER 2008 RESULTS

- Quarterly revenue grows 10% year-over-year

- Quarterly net income increases 62% year-over-year

- Ships approximately 43 million units for the quarter, up 8% year-over-year

SCOTTS VALLEY, CA – April 15, 2008 – Seagate Technology (NYSE: STX) today reported disc drive unit shipments of approximately 43 million, revenue of $3.1 billion, GAAP net income of $344 million, and diluted net income per share of $0.65 for the quarter ended March 28, 2008. GAAP net income and diluted net income per share includes approximately $29 million of purchased intangibles amortization and other charges associated with Seagate’s recent acquisitions and also a net gain from asset sales of approximately $4 million. Excluding these items, non-GAAP net income and diluted net income per share were $369 million and $0.70, respectively. Included in both GAAP and non-GAAP results are restructuring and other charges of approximately $20 million or approximately $0.04 per share.

For the nine months ended March 28, 2008 Seagate reported revenue of $9.8 billion, GAAP net income of $1.1 billion, and diluted net income per share of $2.02. GAAP net income and diluted net income per share includes approximately $90 million of purchased intangibles amortization and other charges associated with Seagate’s recent acquisitions and also a net gain from asset sales of approximately $19 million. Excluding these items, non-GAAP net income and diluted net income per share were $1.2 billion and $2.15, respectively. Included in both GAAP and non-GAAP results are restructuring and other charges of approximately $52 million or approximately $0.09 per share.

“We are pleased with Seagate’s solid operational and financial performance in the quarter driven by continued strong global demand for storage products,” said Bill Watkins, Seagate CEO. “Further, we delivered strong year-over-year revenue and earnings growth in the third quarter. We continue to believe that there is significant opportunity in the notebook and retail markets – two areas where the company recently has not performed to expectation. We expect to see improved performance in these areas in the June quarter and through the calendar year.”

Seagate Technology Reports Fiscal Third Quarter 2008 Results -

Adjustments made to GAAP net income and diluted net income per share can be found with the financial statements included with this press release. Additional information relating to the financial results for the third fiscal quarter of 2008 can be found online at seagate.com.

Business Outlook

For the June quarter, Seagate expects to report revenue of $2.85 - $3.0 billion, and GAAP diluted net income per share of $0.37 - $0.41. Excluding approximately $21 million of purchased intangibles amortization and other charges associated with past closed acquisitions, non-GAAP diluted net income per share for the June quarter is expected to fall within the range of $0.41 - $0.45.

This guidance does not include the impact of any future acquisitions, stock repurchases or restructuring activities the company may undertake.

Dividend and Stock Repurchase

The company has declared a quarterly dividend of $0.12 per share to be paid on or before May 16, 2008 to all common shareholders of record as of May 2, 2008.

During the quarter ended March 28, 2008, the company purchased 36 million of its common shares at an average price of $21.79. Additionally, through April 14, under a 10b5-1 qualified stock repurchase plan, Seagate has purchased 9.1 million shares at an average cost of $21.36. The company has authorization to purchase approximately $2.0 billion of additional shares under the current stock repurchase program.

Conference Call

Seagate will hold a conference call to review the fiscal third quarter results at 2:00 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA: (877) 223-6202

International: (706) 679-3742

Conference ID: 41681231

Seagate Technology Reports Fiscal Third Quarter 2008 Results -

Replay

A replay will be available beginning today at 6:00 p.m. Pacific Time through April 22 at 8:59 p.m. Pacific Time. The replay can be accessed from seagate.com or by phone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 41681231

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disc drives, providing products for a wide-range of applications, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Branded Solutions. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future operating and financial performance, including expected revenue, net income and diluted earnings per share (presented on a GAAP basis as well as on a non-GAAP adjusted basis), price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives, particularly in view of current economic conditions; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disc drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disc drive products with lower cost structures; the impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products; and market conditions and alternative cash imperatives which could impact our ability to repurchase stock. Information concerning risk, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 27, 2007 and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on January 30, 2008, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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Seagate Technology Reports Fiscal Third Quarter 2008 Results -

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	March 28, 2008	June 29, 2007 (a)
ASSETS
Cash and cash equivalents	$1,143	$988
Short-term investments	140	156
Accounts receivable, net	1,351	1,383
Inventories	1,073	794
Deferred income taxes	225	196
Other current assets	675	284

Total Current Assets	4,607	3,801
Property, equipment and leasehold improvements, net	2,357	2,278
Goodwill	2,366	2,300
Other intangible assets	132	188
Deferred income taxes	659	574
Other assets, net	292	331

Total Assets	$10,413	$9,472

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,915	$1,301
Accrued employee compensation	380	157
Accrued expenses, other	803	786
Accrued income taxes	11	75
Current portion of long-term debt	345	330

Total Current Liabilities	3,454	2,649
Other non-current liabilities	399	353
Long-term accrued income taxes	212	—
Long-term debt, less current portion	1,685	1,733

Total Liabilities	5,750	4,735
Shareholders’ Equity	4,663	4,737

Total Liabilities and Shareholders’ Equity	$10,413	$9,472

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of June 29, 2007.

Seagate Technology Reports Fiscal Third Quarter 2008 Results -

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
Revenue	$3,104	$2,828	$9,809	$8,616
Cost of revenue	2,288	2,225	7,295	7,025
Product development	254	214	758	683
Marketing and administrative	164	126	484	446
Amortization of intangibles	15	13	41	36
Restructuring and other, net	20	3	52	—

Total operating expenses	2,741	2,581	8,630	8,190

Income from operations	363	247	1,179	426
Interest income	16	15	51	59
Interest expense	(30)	(33)	(96)	(107)
Other, net	—	1	13	11

Other expense, net	(14)	(17)	(32)	(37)

Income before income taxes	349	230	1,147	389
Provision for income taxes	5	18	45	18

Net income	$344	$212	$1,102	$371

Net income per share:
Basic	$0.68	$0.39	$2.11	$0.66
Diluted	0.65	0.37	2.02	0.62
Number of shares used in per share calculations:
Basic	507	546	522	564
Diluted	530	577	549	595

Seagate Technology Reports Fiscal Third Quarter 2008 Results -

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Nine Months Ended
	March 28, 2008	March 30, 2007
OPERATING ACTIVITIES
Net income	$1,102	$371
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	631	650
Stock-based compensation	86	101
Allowance for doubtful accounts receivable	(3)	42
Redemption charges on 8% Senior Notes due 2009	—	19
In-process research and development	4	4
Other non-cash operating activities, net	6	16
Changes in operating assets and liabilities:
Current assets and liabilities	134	(703)
Non-current assets and liabilities	183	70

Net cash provided by operating activities	2,143	570

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(637)	(688)
Proceeds from sale of fixed assets	29	29
Purchases of short-term investments	(439)	(322)
Maturities and sales of short-term investments	425	851
Acquisitions, net of cash acquired	(78)	(178)
Other investing activities, net	15	(44)

Net cash used in investing activities	(685)	(352)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	1,477
Repayment of debt	(34)	(405)
Redemption premium on 8% Senior Notes due 2009	—	(16)
Proceeds from exercise of employee stock options and employee stock purchase plan	172	207
Dividends to shareholders	(159)	(158)
Repurchases of common shares	(1,284)	(1,324)
Other financing activities, net	2	—

Net cash used in financing activities	(1,303)	(219)

Increase (decrease) in cash and cash equivalents	155	(1)
Cash and cash equivalents at the beginning of the period	988	910

Cash and cash equivalents at the end of the period	$1,143	$909

Seagate Technology Reports Fiscal Third Quarter 2008 Results -

Use of non-GAAP financial information

Our results of operations have undergone significant change in the past few years, most significantly in connection with our acquisition of Maxtor. To help the readers of our condensed consolidated financial statements prepared on a GAAP basis better understand our past financial performance and our expectations of our future results, we supplementally disclose, after making certain non-GAAP adjustments, non-GAAP net income and non-GAAP diluted net income per share. We also provide forecasts of these non-GAAP financial measures. A reconciliation of the adjustments to GAAP net income and diluted net income per share for the quarter and year-to-date periods are presented in the tables below. In addition, an explanation of the ways in which our board of directors and management use these non-GAAP financial measures to evaluate the business, the substance behind our management’s decision to use these non-GAAP financial measures, the material limitations associated with the use of these non-GAAP financial measures, the manner in which Seagate management compensates for those limitations, and the substantive reasons why we believe that these non-GAAP financial measures provide useful information to investors is included under the caption “Use of Non-GAAP Financial Measures” in the Form 8-K furnished today with the U.S. Securities and Exchange Commission. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with GAAP. You should not compare our non-GAAP net income or non-GAAP diluted net income per share results with those of other companies, as the adjustments made to our GAAP results are unique to Seagate.

Seagate Technology Reports Fiscal Third Quarter 2008 Results -

SEAGATE TECHNOLOGY

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share data)

(Unaudited)

		For the Three Months Ended March 28, 2008	For the Nine Months Ended March 28, 2008
GAAP net income		$344	$1,102
Non-GAAP adjustments:
Acquisition related adjustments:
- Amortization of purchased intangible assets	A	26	74
- Write-off of in-process research and development	B	—	4
- Stock-based compensation	C	3	12
- Gain on the sale of certain assets	D	(4)	(19)
Adjustments for taxes	E	—	—

Non-GAAP net income		369	1,173

Diluted net income per share:
GAAP		$0.65	$2.02

Non-GAAP		$0.70	$2.15

Shares used in diluted net income per share calculation:		530	549

A	For the three months and nine months ended March 28, 2008, amortization of purchased intangible assets acquired in acquisitions was allocated as follows:

	For the Three Months Ended March 28, 2008	For the Nine Months Ended March 28, 2008
Cost of revenue	$11	$33
Amortization of intangibles	15	41

Total amortization of purchased intangible assets	$26	$74

B	To exclude the write-off of in-process research and development related to the MetaLINCS acquisition (allocated to Product development)

Seagate Technology Reports Fiscal Third Quarter 2008 Results -

C	For the three months and nine months ended March 28, 2008, stock-based compensation expense related to the Maxtor acquisition was allocated as follows:

	For the Three Months Ended March 28, 2008	For the Nine Months Ended March 28, 2008
Cost of revenue	$1	$2
Product development	2	7
Marketing and administrative	—	3

Total stock-based compensation expense	$3	$12

D	To exclude the gain on the sale of certain assets (allocated to Other income, net)

E	To exclude the tax effects, where applicable, of adjustments to GAAP net income